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                                                                   EXHIBIT 10.22

                              ASSIGNMENT AGREEMENT


                 THIS ASSIGNMENT AGREEMENT (this "Assignment") is entered into as of 9:30 a.m., Central Daylight Time, on July 1, 1996, between AMERICAN AIRLINES, INC., a Delaware corporation ("Assignor"), and THE SABRE GROUP, INC., a Delaware corporation ("Assignee").

                             W I T N E S S E T H :

                 WHEREAS, Assignor is the tenant under that certain Office Lease Agreement dated January 19, 1996 (the "Lease"), by and between Assignor and Maguire/Thomas Partners - Westlake/Southlake Partnership, a Texas general partnership ("Landlord"), covering the premises described therein (the "Premises"); and

                 WHEREAS, Assignor wishes to assign to Assignee all of Assignor's right, title and interest in and to the Lease and Assignee wishes to assume from Assignor all of Assignor's obligations thereunder from and after the date hereof in accordance with the terms of this Assignment;

                 NOW, THEREFORE, in consideration of the above Premises, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                 1. Assignment of Lease. Effective as of the date hereof, Assignor hereby assigns and conveys to Assignee all of Assignor's right, title and interest in, to and under the Lease and all improvements and fixtures situated on the Premises, and Assignee is hereby deemed to be the "Tenant" under the Lease for all purposes as if Assignee had been the original tenant that executed the Lease.

                 2. Covenants of Assignee. Assignee hereby assumes, and agrees to pay, honor and discharge, all of Assignor's obligations under the Lease arising on and after the date hereof.

                 3. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee that (a) the Lease is in full force and effect on the date hereof, (b) as of the date hereof, any and all defaults under the Lease by Assignor have been cured or waived by the Landlord and (c)
no event has occurred and is continuing as of the date hereof which, with the giving of notice or the passage of time or both, would constitute a default under the Lease.
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                 4.  Binding Effect.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 5. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS.





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                 IN WITNESS WHEREOF, the parties have duly executed this
Assignment by their authorized representatives as of the date first above written to become effective as of such date.

                                        ASSIGNOR:

                                        AMERICAN AIRLINES, INC.,
                                        a Delaware corporation


                                        By: /s/ Gary F. Kennedy
                                            ------------------------------------
                                            Gary F. Kennedy, Managing Director,
                                            Corporate Real Estate


                                        ASSIGNEE:

                                        THE SABRE GROUP, INC.,
                                        a Delaware corporation


                                        By: /s/ James K. Lines
                                            ------------------------------------
                                            James K. Lines, Attorney-in-Fact





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